UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020 (January 10, 2020)

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Patriot Blvd., Glenview, IL	60026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 521-8000

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1 par value	AXE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K filed by Anixter International Inc., a Delaware corporation (“Anixter” or the “Company”), with the U.S. Securities and Exchange Commission on January 13, 2020 (the “Original Filing ”). This Form 8-K/A is being filed solely for the purpose of correcting a typographical error in the Original Filing related to the number of shares of common stock of WESCO International, Inc. (“WESCO”) that the stockholders of Anixter would receive in connection with the Merger (as defined below) and that forms the basis of the calculation of the value of the Merger Consideration (as defined below) for purposes of the treatment of Anixter stock options and restricted stock unit awards, from 0.2937 to 0.2397. This typographical error was present solely in the text of Item 1.01 of the Original Filing. The exhibits to the Original Filing, including the Merger Agreement (as defined below) and the joint press release, contained the correct number of shares of common stock of WESCO that the stockholders of Anixter would receive in connection with the Merger. No other modifications to the Original Filing are being made by this Form 8-K/A. This Form 8-K/A speaks as of the original filing date of the Original Filing, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the Original Filing, except as otherwise set forth in this Form 8-K/A

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Items 1.01, 3.03 and 8.01 of the Original Filing, as amended by this Current Report on Form 8-K/A, which form a part of, and should be read together with, the Original Filing, are set forth below.

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On January 10, 2020, Anixter International Inc., a Delaware corporation (“Anixter” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WESCO International, Inc., a Delaware corporation (“Parent”), and Warrior Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Anixter (the “Merger”), with Anixter surviving the Merger and continuing as a wholly owned subsidiary of WESCO.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Anixter (subject to limited exceptions, including shares with respect to which dissenters’ rights have been validly exercised in accordance with Delaware law) will be converted into the right to receive (i) $70.00 in cash, without interest, subject to adjustment as described below and as otherwise specified in the Merger Agreement (the “Cash Consideration”), (ii) 0.2397 shares of common stock of WESCO (the “Common Stock Consideration”), subject to adjustment as specified in the Merger Agreement to ensure that the issuance of shares of WESCO common stock at the Effective Time does not exceed 19.9% of the shares of WESCO common stock then outstanding, and (iii) 0.6356 depositary shares (the “Preferred Stock Consideration”), each representing a 1/1,000th interest in a share of newly issued fixed-rate reset cumulative perpetual WESCO preferred stock, Series A, $25,000 stated amount per whole preferred share (the “Series A Preferred Stock”), subject to adjustment as specified in the Merger Agreement (collectively, the “Merger Consideration”).

The Merger Agreement provides for downside protection for the value of the Common Stock Consideration, such that if the volume-weighted average trading price of WESCO common stock on the New York Stock Exchange (“NYSE”) during a specified period prior to closing (the “Average WESCO Stock Price”) is less than $58.88 but greater than $47.10, the amount of the Cash Consideration will be increased to offset the decline in the value of the Common Stock Consideration below $58.88, up to a maximum cash increase of $2.82 per share of Anixter common stock. If the Average WESCO Stock Price is less than $47.10, the amount of the Cash Consideration will be increased by $2.82.

The Merger Agreement also provides that WESCO may elect to substitute additional Cash Consideration to reduce the Preferred Stock Consideration on a dollar-for-dollar basis (valuing the Preferred Stock Consideration for this purpose based on the value of the liquidation preference of the underlying Series A Preferred Stock). WESCO may not, however, reduce the Preferred Stock Consideration if the aggregate face amount of the Preferred Stock Consideration issued would be less than $100 million, unless the Preferred Stock Consideration issued is reduced to zero.

The board of directors of Anixter has unanimously approved the Merger Agreement and resolved to recommend the adoption of the Merger Agreement by Anixter stockholders, who will be asked to vote on such proposal and other related proposals at a special meeting of Anixter’s stockholders. The board of directors of WESCO has also unanimously approved the Merger Agreement.

Series A Preferred Stock

Subject to consummation of the Merger and WESCO’s right to reduce the Preferred Stock Consideration as specified in the Merger Agreement and as described above, the Series A Preferred Stock will have the designation and number of shares, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, as set forth in the Form of Certificate of Designations attached as “Exhibit E” to the Merger Agreement.

Treatment of Company Options and Restricted Stock Units

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each in-the-money Anixter stock option, and each Anixter restricted stock unit award granted prior to January 10, 2020, will vest (in the case of any performance-based restricted stock unit award, with the level of achievement of performance-based vesting criteria measured in accordance with the terms of the applicable award agreement) and be cancelled in exchange for the right to receive, in respect of each underlying share of Anixter common stock, a cash payment equal to the value of the Merger Consideration (equal to the sum of $70.00 in cash, plus the value of 0.2397 shares of WESCO common stock determined based on a specified volume weighted average trading price, plus $15.89 in respect of the Preferred Stock Consideration, in each case, subject to the adjustments described above and specified in the Merger Agreement), less the applicable per share exercise price in the case of a stock option. Out-of-the-money Anixter stock options will be cancelled at the Effective Time for no consideration. At the Effective Time, each Anixter restricted stock unit award granted on or after January 10, 2020 will be converted into a cash-settled WESCO phantom stock unit award.

Financing

In connection with the execution of the Merger Agreement, WESCO entered into a commitment letter, dated as of January 10, 2020, with Barclays Bank PLC (“Barclays”), pursuant to which Barclays has committed to provide, subject to the terms and conditions of the commitment letter, a senior secured asset based revolving credit facility in aggregate principal amount of $1.2 billion and an unsecured bridge facility in aggregate principal amount of $3.125 billion.

Conditions Precedent to the Merger

The completion of the Merger is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approval from Anixter stockholders, (2) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), expiration or termination of the waiting period applicable to the Merger under the Competition Act (Canada) and clearance under the antitrust laws of certain foreign jurisdictions, (3) the absence of certain orders or laws preventing consummation of the Merger, (4) the effectiveness of the registration statement on Form S-4 to be filed by WESCO with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger, and the absence of any stop order issued by the SEC or related proceeding commenced by the SEC, in each case suspending the effectiveness of the Form S-4 and (5) the authorization for listing on NYSE of the shares of WESCO common stock and the depositary shares representing shares of the Series A Preferred Stock to be issued in connection with the Merger. The obligation of each party to consummate the Merger is also subject to other customary closing conditions, including, among others, the absence of a material adverse effect with respect to the other party.

Termination

The Merger Agreement contains termination rights for either or each of Anixter and WESCO, including, among others:

•	by either party if the consummation of the Merger does not occur on or before July 10, 2020 (as it may be extended as set forth below, the “Outside Date”), subject to an initial extension to October 13, 2020 for purposes of satisfying specified reciprocal closing conditions, including obtaining U.S. and certain foreign antitrust clearance, approval by Anixter’s stockholders, the absence of certain orders or laws preventing the consummation of the Merger, the authorization of the NYSE to list the Common Stock Consideration and the Preferred Stock Consideration or effectiveness of the Form S-4, and subject to a further extension to January 11, 2021 for certain limited purposes, including obtaining U.S. and certain foreign antitrust clearance or orders or laws preventing the consummation of the Merger;

•	by either party if the Merger becomes subject to a final, non-appealable law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Merger;

•	by either party if the Merger Agreement is not approved by Anixter’s stockholders; and

•	subject to the requirements of the Merger Agreement, by Anixter if Anixter wishes to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Company Proposal (as such term is defined in the Merger Agreement).

Upon termination of the Merger Agreement under specified circumstances, including termination by WESCO in the event of a change of recommendation by the board of directors of Anixter or termination by Anixter to enter into a definitive agreement with respect to a Superior Company Proposal, Anixter would be required to pay WESCO a termination fee of $100 million. The Merger Agreement also provides that if the Anixter stockholders fail to approve the Merger absent a change in recommendation by the board of directors of Anixter, Anixter would be required to reimburse WESCO for its actual expenses incurred in connection with the Merger, up to $25 million, with such expense reimbursement creditable against any termination fee paid by Anixter to WESCO. Upon termination of the Merger Agreement under specified circumstances, including the termination by either party because certain required regulatory clearances either are not obtained before the Outside Date or are denied, WESCO would be required to pay Anixter a reverse termination fee of $190 million.

Other Matters

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, Anixter is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions. Subject to certain exceptions, Anixter is required to call a meeting of its stockholders to vote on a proposal to approve the Merger Agreement and to recommend that its stockholders approve the Merger Agreement.

The Merger Agreement contains customary representations and warranties of Anixter, WESCO and Merger Sub relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Anixter and WESCO, including a covenant of Anixter relating to conducting its business in the ordinary course between execution of the Merger Agreement and the Effective Time, and covenants of each party to refrain from taking certain actions prior to the Effective Time without the other party’s consent. Anixter and WESCO also agreed to use reasonable best efforts to cause the Merger to be consummated and to obtain expiration or termination of the waiting period under the HSR Act and certain foreign antitrust laws, subject to certain exceptions, including that WESCO is not required to take any action that would result in, or would be reasonably likely to result in, either individually or in the aggregate, a material adverse effect on WESCO, Anixter and their respective subsidiaries, taken as a whole, after giving effect to the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K (this “Report”) is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Anixter or WESCO. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Anixter’s or WESCO’s public disclosures.

Voting Agreement

On January 10, 2020, in connection with the execution of the Merger Agreement, certain stockholders of Anixter (collectively, the “Voting Agreement Stockholders”) associated with Samuel Zell, the Chairman of the board of directors of Anixter, entered into a voting and support agreement (the “Voting Agreement”) with WESCO and Anixter. Pursuant to the Voting Agreement, each Voting Agreement Stockholder has agreed, among other things, to vote or cause to be voted any issued and outstanding shares of Anixter common stock beneficially owned by such Voting Agreement Stockholder, or that may otherwise become beneficially owned by such Voting Agreement Stockholder during the term of the Voting Agreement, in favor of adopting the Merger Agreement and against any action, agreement or proposal that could reasonably be expected to delay, postpone or adversely affect consummation of the Merger and other transactions contemplated by the Merger Agreement. Each Voting Agreement Stockholder also agreed not to transfer shares of Anixter common stock during the term of the Voting Agreement, subject to certain exceptions, including the ability to donate up to 600,000 shares of Anixter common stock to charitable organizations, free of restrictions under the Voting Agreement. As of January 10, 2020, the Voting Agreement Stockholders held approximately 10.8% of the issued and outstanding shares of Anixter.

The Voting Agreement will automatically terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) with respect to any Voting Agreement Stockholder, the election of such Voting Agreement Stockholder to terminate the Voting Agreement following any amendment of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

On January 10, 2010, the Company terminated the previously-announced Agreement and Plan of Merger, dated as of October 30, 2019, as amended on November 21, 2019, by and among the Company, CD&R Arrow Parent, LLC (“CD&R Parent”) and CD&R Arrow Merger Sub Inc. (the “CD&R Merger Agreement”) in its entirety. Concurrently with the termination of the CD&R Merger Agreement, Parent paid to CD&R Parent, on behalf of the Company, the Company Termination Fee (as defined in the CD&R Merger Agreement) of $100 million. In connection with the termination of the CD&R Merger Agreement, the Company’s previously announced special meeting of stockholders, scheduled to be held on February 4, 2020, has been cancelled.

Item 7.01	Regulation FD Disclosure.

On January 13, 2020, Anixter and WESCO issued a joint press release announcing the execution of the Merger Agreement, and the termination of the CD&R Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on January 13, 2020, the Company disseminated certain communications to its employees and stockholders in connection with the Merger Agreement, each of which are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of January 10, 2020, by and among Anixter International Inc., WESCO International, Inc. and Warrior Merger Sub, Inc.* (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed January 13, 2020)

10.1

Voting and Support Agreement, dated as of January 10, 2020, by and among WESCO International, Inc. and the stockholders of the Company listed on Schedule A thereto. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 13, 2020)

99.1

Joint Press Release issued by Anixter International, Inc. and WESCO International, Inc., dated January 13, 2020. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed January 13, 2020)

99.2	CEO Letter to Employees, dated January 13, 2020. (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed January 13, 2020)

99.3	Employee Frequently Asked Questions, dated January 13, 2020. (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed January 13, 2020)

99.4	Customer Relations Talking Points, dated January 13, 2020. (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed January 13, 2020)

99.5	Supplier Relations Talking Points, dated January 13, 2020. (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K filed January 13, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company and WESCO intend to file with the SEC a registration statement on Form S-4, which will contain a proxy statement of the Company and a prospectus of WESCO (the “proxy statement/prospectus”), and intend to mail the definitive proxy statement/prospectus to the Company’s stockholders when available. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY RELATED AMENDMENTS, SUPPLEMENTS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, WESCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Security holders may obtain free copies of the proxy statement/prospectus and other documents (when available) that the Company and WESCO file with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.

Participants in the Solicitation

The Company, WESCO and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus when it is filed with the SEC. Information regarding the Company’s directors and executive officers is included in the Company’s proxy statement on Schedule 14A for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019. Information regarding WESCO’s executive officers and directors is included in WESCO’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019 and in WESCO’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 27, 2019. Changes in the director or indirect interests of the Company’s or WESCO’s directors and executive officers are set forth in Forms 3, 4 and 5 filed by the respective companies with the SEC. These documents are available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parent and Merger Sub to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the Merger Agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2018, filed with the SEC on February 21, 2019 and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at investors.anixter.com/financials/sec-filings. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2020

/s/ Theodore A. Dosch
Theodore A. Dosch Executive Vice President - Finance and Chief Financial Officer